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IDS Market Advantage Series, Inc.
File No. 33-30770/811-5897

EXHIBIT INDEX

Exhibit 11:         Independent Auditor's Consent

Exhibit 17:         Financial Data Schedule

Exhibit 19(a):      Directors' Power of Attorney dated January 8, 1997